Exhibit 99.1

 PUT YOUR POTENTIAL TO WORK  2023 Shareholders’ Meeting  Year Ended December 31, 2022

 Lincoln Graduates are Essential Workers  2  Approximately 90% of our students are pursuing careers that the U.S Department of Homeland Security considers Essential Critical Infrastructure Workers.

 Demand for “Middle Skills Training”  3  Middle-skill jobs, which require education beyond high school but not a four-year degree, make up the largest part of America’s labor market.   (Source: National Skills Coalition)  Lincoln connects employers with entry level trained professionals from the adult, high school and military sectors.

 Financial Trends Total Year 2019 – 2022  4  Refer to appendix for adjusted EBITDA Reconciliation  Revenue includes transitional segment  Adjusted starts and average population exclude transitional segment

 5  Revenue, Starts, & Average Population: Total Year($ in millions)  Revenue  Average Pop  Starts  3.9%  Excludes Transitional Segment

 Investment Opportunity  Employers cannot find enough technically trained employees and with the infrastructure bill passed demand for skilled workers should be even greater  Lincoln is a leading, technical, hands-on educator and trainer serving high demand industries (transportation, skilled trades and healthcare) facing this Skills Gap  Proven ability to grow population and revenue in high and low unemployment markets  Long term significant operating leverage with approximately 40% of incremental revenue dropping to the bottom line  Strong balance sheet with resources to expand programs and campuses to accelerate growth  Lincoln has emerged from the COVID-19 disruption in an excellent position for growth  Lincoln has historically benefited from economic slowdowns  Renewed attention on healthcare careers  Methods of operating under distance learning can be retained to deliver education under a more efficient blended strategy going forward  Skills Gap  Leader  Growth  Profitability  Efficient Delivery  Balance Sheet  6

 Silver Tsunami – aging baby-boomers retiring from the workplace  Growing skepticism of the value of college  Employers struggle to find interested candidates  Simple jobs have become more complex with technology  Strong demand in healthcare, manufacturing and construction  Infrastructure spending will exacerbate the shortage  Less stigma – Essential Workers  Demand  Supply  Societal pressure to go to college  Elimination of Vo-Tec programs  7  GAP  Drivers of Organic Demand for Training

 Significant Opportunity for Organic Growth  BLS data for annual new hires for Lincoln’s top programs  National figures cited above are based on projected annual job openings which refers to the average annual job openings due to growth and net replacement. This data was compiled from the U.S. Dept. of Labor, Bureau of Labor Statistics, for the years 2021 through 2031, www.careeronestop.org, captured on February 28, 2023. State-specific employment projections can also be found at careeronestop.org.  8

 9  Based on IPEDS (The Integrated Postsecondary Education Data System) data collected for 2021 graduates

 New Programs for 2023  Medical Assisting at 1 campus  Electrical at 1 campus  HVAC at 1 campus  2024: 7 additional programs  Efficiencies through Centralization and Automation resulting in cost optimization  Expansion of standardization hybrid teaching model  Buy : Acquisition  Strategic acquisition to expand market share  Diversify Program Offerings  Leverage cost saving synergies  New School Construction  Expand to markets where Lincoln does not have geographic presence  Create a new efficient and streamlined campus model  Lincoln’s Growth Strategy  Organic Growth  Inorganic Growth  Growth Strategy  10

 Campuses Across the Country  11  Opportunity for expansion in the South and West

 EBITDA Growth 2022 - 2025  * Adjusted EBITDA, excludes stock-based compensation  * Does not include any future campuses  12

 Our Superior Educational Approach  13  Feedback Integration  Student Support  Industrial Infrastructure  Engaging Curriculum  Graduation and Placement  Employment Assistance  Develop training programs with feedback from employers and key industry associations to understand gaps and needs  Integrate industry preferred licensing and certifications into the curriculum  Provide robust student support services to ensure strong outcomes  Build labs and shops that replicate the working environment using professional grade equipment and tools  Incorporate cutting edge education technology with animations, videos and simulations to make learning active and engaging  Superior graduation rates and placement rates  Expect students to meet employability standards for appearance, attendance and professional attitude while in school  Offer an accelerated program with multiple entry points to allow students to graduate quickly and enter the workforce earlier

 Growing Base of Industry Partners  Positions Lincoln as long-term solutions provider for both entry level technicians and advanced workforce training  Employers appreciate the technical and soft skills of our students  Partners provide validation of the quality of our education  Co-branding opportunities with elite partners helps attract new students  Partners provide better job opportunities for our graduates

LINCOLN TECH

Compliance Stats

90/10 Rule : This rule caps the percentage of revenue that a proprietary institution can receive from federal financial aid sources at 90%; the other 10% of revenue must come from alternative sources.

CDR : It is the percentage of a school's borrowers who enter repayment on certain Federal Family Education Loan (FFEL) Program or William D. Ford Federal Direct Loan (Direct Loan) Program loans during a particular federal fiscal year (FY), October 1st to September 30th, and default or meet other specified conditions prior to the end of the second following fiscal year.

Composite Score : the DOE composite score reflects the overall financial health of an institution. The score can be anywhere along the scale from negative 1.0 to positive 3.0. If an institution receives a score greater than or equal to 1.5, the institution is considered financially responsible.

	FY 2022				FY 2021			
Metrics	Company Overall	New Britain OPEID	Indianapolis OPEID	Iselin OPEID	Company Overall	New Britain OPEID	Indianapolis OPEID	Iselin OPEID
90/10	74%	75%	71%	80%	75%	77%	72%	80%
90/10*	80%	80%	79%	83%	82%	82%	82%	83%
CDR**	2.7%	2.9%	2.9%	1.9%	9.8%	10.3%	11.3%	6.6%
Composite Score	2.9				3.0			

- This data is the annual data submitted to ACCSC for completion and employment rates for programs offered as of July 1, 2022

Total Students Available for Grad.	Total Grads	Completion Percentage	Grads. Available for Employment	Total Employed	Employment Percentage
13,696	8,833	64.5%	8,509	6,924	81.4%

* Currently veteran's educational benefits is not included as part of the 90% limit, however, if it was included, the Company's ratio would remain below 90% as shown in the adjusted ratio.

15

** 2019 cohort reported in FY22, 2018 cohort reported in FY21.

Experienced Management Team (Years at Lincoln)  16  Scott Shaw  President and CEO  (21)  Brian Meyers  EVP, CFO & Treasurer (19)  Stephen Buchenot   EVP of Campus Operations (30)  Chad Nyce  EVP, Chief Innovation Officer (2)  Alexandra Luster  SVP, General Counsel & Secretary (27)  Susan English  SVP of Career Services & Industry Partners (37)  Francis Giglio  SVP of Compliance and Regulatory (18)  James Rasmussen  SVP Admissions  (15)  Peter Tahinos  SVP of Marketing  (7)  Val Thomas  SVP & Chief Information Officer (12)  Stephen Ace  SVP of Human Resources (14)

 Board of Directors  J. Barry Morrow  Non-Executive Chairman, Lincoln Educational Services; Founder & Chief Executive Officer, BK Capital Group  James J. Burke, Jr.  Founder & Managing Partner, JJB Capital Partners LLC  Kevin M. Carney  Former Executive Vice President & Chief Financial Officer, Web.com Group Inc.  Carlton Rose  Former President, Global Fleet Maintenance & Engineering, UPS; 1981 Lincoln Tech Graduate  Dr. Michael A. Plater  Former University President, Strayer University  Scott M. Shaw  President & Chief Executive Officer, Lincoln Educational Services  John A. Bartholdson  Co-Founder & Partner, Juniper Investment Co. LLC  Felecia Pryor  SVP and Chief People Officer, Deere & Company  17  Sylvia J. Young  Former President & Chief Executive Officer HCA Continental Division

  A national leader in hands-on transportation, skilled trades, and healthcare    training  Organic revenue growth with increasing profitability  The skills gap will drive growth for the next decade   In a down economy, Lincoln’s growth and profitability can increase    substantially  Opportunities to expand footprint and program offerings for additional growth  Capacity at campuses provides high operating leverage on incremental growth  Strong student outcomes and regulatory record  Investment Merits  18